EXHIBIT NUMBER 16

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ROBISON, HILL & CO.                                 Certified Public Accountants
A Professional Corporation                          Brent M. Davies, CPA
                                                    David O. Seal, CPA
                                                    W. Dale Westenskow, CPA
                                                    Barry D. Loveless, CPA
                                                    ----------------------------
                                                    S. Lamonte Robison, CPA
                                                    E. Morton Hill, CPA

                                     July 8, 2002



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Dear Sirs:

Re:   Nexgen Vision, Inc. (Formerly K-1 Builders, Inc.) (the "Company")

         We refer to the Company's current report on Form 8-K (the "Form 8-K") in connection with the changes in the Company's certifying accountant effective July 1, 2002. We have read and agree with the comments in Item 4 of the Form 8-K insofar as such comments relate to us.

                                             Sincerely,





                                             /s/ Robison, Ill & Co.
                                             -----------------------------
                                             Certified Public Accountants


MEMBERS OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
MEMBERS OF THE SEC PRACTICE SECTION and THE PRIVATE COMPANIES PRACTICE SECTION

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